Exhibit 99.2

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other risk factors contained in our public filings, including those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 12, 2012, before making an investment decision.

If any of the following risks occur, our business, financial condition and operating results could be materially adversely affected. In such event, the market price of our common stock could decline substantially.

Risks Relating to GlobeOp

As a result of our acquisition of GlobeOp, our business is more focused on the hedge fund industry, and we are subject to a greater extent to the variations and fluctuations of that industry.

With the acquisition of GlobeOp, a higher percentage of our clients are hedge funds or funds of hedge funds. These clients and our business relating to them are affected by trends, developments and risks associated with the international hedge fund industry overall. The market environment for hedge funds has suffered significant turmoil in recent years, including substantial changes in global economies, stock market declines, credit crises, failures of financial institutions, government bail-out plans and new regulatory initiatives. These changes could significantly and adversely affect some or all of our clients, which could negatively affect our results and financial condition. In addition, market forces have negatively impacted liquidity for many of the financial instruments in which hedge fund clients trade which, in turn, could negatively impact our ability to access independent pricing sources for valuing those instruments.

Our business is subject to evolving and continuing regulation.

Our business is, and following the GlobeOp acquisition continues to be, subject to evolving and increasing regulation, and our relationships with our clients may subject us to increasing scrutiny from a number of regulators, including the Commodity Futures Trading Commission (CFTC), Federal Trade Commission (FTC), Cayman Islands Monetary Authority (CIMA), Commission de Surveillance du Secteur Financier (CSSF), Financial Industry Regulatory Authority (FINRA), Financial Services Authority (FSA), National Futures Association (NFA), United States Securities and Exchange Commission (SEC) and other agencies that regulate the financial services, hedge fund and hedge fund services industry in the United States, the United Kingdom and other jurisdictions in which we operate. These regulations may have the effect of limiting or curtailing our activities, including activities that might be profitable. As a result of the changes in the global economy and the turmoil in global financial markets in recent years, the risk of additional government regulation has increased.

The European Union’s Alternative Investment Fund Managers Directive (AIFMD) and the United States’ Dodd-Frank Wall Street Reform and Consumer Protection Act, among other initiatives, pose significant changes to the regulatory environment. The ramifications of these regulatory changes remain uncertain. If we fail to comply with any applicable laws, rules or regulations, we may be subject to censure, fines or other sanctions, including revocation of our licenses and/or registrations with various regulatory agencies, criminal penalties and civil lawsuits. Such a failure to comply with these laws, rules or regulations, or allegations of such noncompliance, could have a material adverse effect on our business, financial position and results of operations and could cause the market price of our common stock to decline.

Risks Relating to the Integration of GlobeOp

Our acquisition of GlobeOp involves a number of integration risks. The occurrence of any of the events described in these risks could cause a material adverse effect on our business, financial position and results of operations and could cause the market price of our common stock to decline.

Successful integration of GlobeOp is critical to our business and strategic plans. Integration may not be smooth or successful. If we are unable to successfully integrate GlobeOp into our business in an efficient and effective manner, or at all, we could fail to realize all of the anticipated benefits of the GlobeOp acquisition, such as increased revenue, cost savings, synergies and growth opportunities, within the anticipated time frame or at all. The integration process could disrupt our business and a failure to successfully integrate the two businesses could have a material adverse effect on our business, financial condition and results of operations. In addition, the integration of two formerly unaffiliated companies could result in unanticipated problems, expenses, liabilities, competitive responses and diversion of management’s attention and may cause the market price of our common stock to decline. The potential difficulties of integrating GlobeOp include, among others:

•	the inability to successfully integrate the operations, technologies, products, personnel and business systems of GlobeOp;

•	unanticipated issues in integrating information, communications and other systems;

•	maintaining employee morale and retaining key employees;

•	retaining customers of GlobeOp;

•	preserving important strategic and other relationships;

•	integrating legal and financial controls in multiple jurisdictions;

•	the diversion of management’s attention from ongoing business concerns;

•	integrating geographically separate organizations;

•	tax issues, such as tax law changes and variations in foreign tax laws as compared to the United States; and

•	complying with laws, rules and regulations in multiple jurisdictions, including new and multiple employment regulations.

Additional risks of this nature could have a material adverse effect on our business, financial condition and results of operations.

The GlobeOp acquisition has resulted in organizational change and rapid growth to our business. If we fail to effectively manage such growth and change in a manner that preserves our reputation and the key aspects of our corporate culture, our business and operating results could be harmed.

As of December 31, 2011, we had 1,484 employees, and the GlobeOp acquisition added approximately 2,387 employees to our headcount. We will incur significant expenditures and the allocation of management time to assimilate new employees in a manner that preserves the key aspects of our corporate culture and enables us to maintain our reputation in the marketplace. If we do not effectively manage our growth and train, retain and manage our employee base, our corporate culture could be undermined, the quality of our products and customer service could suffer, and our reputation could be harmed, each of which could adversely impact our business, financial condition and results of operations.

In addition, our costs will increase as a result of our increased headcount. Our business will be harmed if the expansion of our organization and headcount resulting from the GlobeOp acquisition are not accompanied by a corresponding increase in revenues.

The GlobeOp Acquisition may result in risks to our existing business.

The GlobeOp acquisition may also result in risks to our existing business, including:

•	deterioration of our internal control over financial reporting as a result of inconsistencies between our standards, procedures and policies and those of GlobeOp;

•	reliance on GlobeOp’s processes, data, supply chain management and reporting during the transition period following the completion of the acquisition;

•	incurrence of additional debt and/or a decline in available cash;

•	liability for litigation claims, including litigation to which GlobeOp was a party at the time of the acquisition; and

•	creation of goodwill or other intangible assets that could result in significant future amortization expense or impairment charges.

Additional risks of this nature could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Foreign Operations

Our international operations will expand substantially as a result of the GlobeOp acquisition and may result in increased costs, delayed sales efforts and uncertainty with respect to our intellectual property rights and results of operations.

For the year ended December 31, 2011, international revenues accounted for 30% of our total revenues. We expect the percentage of our sales generated outside of the United States will increase in 2012 due to the acquisition of GlobeOp. Our international business is subject to a variety of risks, including:

•	changes in a specific country’s or region’s political or economic climate;

•	the need to comply with U.S. export controls;

•	foreign currency fluctuations;

•	discriminatory fiscal policies;

•	compliance with a variety of local regulations and laws;

•	changes in tax laws and the interpretation of such laws; and

•	difficulties in enforcement of third-party contractual obligations and intellectual property rights.

Such factors could result in increased costs or decreased revenues and have a material adverse effect on our ability to meet our growth and revenue projections and negatively affect our results of operations.

As a result of the GlobeOp acquisition we will be more exposed to currency exchange rate fluctuations because we will have an increased proportion of assets, liabilities and expenses denominated in foreign currencies.

As a result of the GlobeOp acquisition, our financial results will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities and expenses will be denominated in non-U.S. dollar currencies. We will continue to present our financial statements in U.S. dollars and will have a significant proportion of net assets and expenses in non-U.S. dollar currencies, including the Pound Sterling, the Euro and the Rupee. Our financial results and capital ratios will therefore be sensitive to movements in foreign exchange rates.

We are subject to the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, which impose restrictions and may carry substantial penalties. Violations of these laws or allegations of such violations could cause a material adverse effect on our business, financial position and results of operations.

The U.S. Foreign Corrupt Practices Act and anti-bribery laws in other jurisdictions, including new anti-bribery legislation in the United Kingdom that took effect in 2011, generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. Our policies mandate compliance with these anti-bribery laws, which often carry substantial penalties. We cannot assure you that our internal control policies and procedures always will protect us from reckless or other inappropriate acts committed by our affiliates, employees or agents. Violations of these laws, or allegations of such violations, could have a material adverse effect on our business, financial position and results of operations and could cause the market price of our common stock to decline.

GlobeOp has substantial operations, and a significant number of its employees, located in India, and as a result of the GlobeOp acquisition, we are subject to regulatory, economic and political uncertainties in India.

GlobeOp began shifting its administration and MBA processing services to India in 2003 and at present approximately three-quarters of its employees are located in India. In the early 1990s, India experienced significant inflation, low growth in gross domestic product and shortages of foreign currency reserves. The Indian government, however, has exercised and continues to exercise significant influence over many aspects of the Indian economy. India’s government has provided significant tax incentives and relaxed certain regulatory restrictions in order to encourage investment in specified sectors of the economy. These programs include tax holidays, liberalized import and export duties and preferential rules on foreign investment and repatriation. We cannot assure you that these policies will continue. Various factors, such as changes in the current government, could trigger significant changes in India’s economic liberalization and deregulation policies and disrupt business and economic conditions in India generally and our business in particular.

Our financial performance may be adversely affected by general economic conditions and economic and fiscal policy in India, including changes in exchange rates and controls, interest rates and taxation policies, as well as social stability and political, economic or diplomatic developments affecting India in the future. In particular, India has experienced significant economic growth over the last several years, but faces major challenges in sustaining that growth in the years ahead. These challenges include the need for substantial infrastructure development and improving access to healthcare and education. Our ability to recruit, train and retain qualified employees, develop and operate GlobeOp’s operations centers, and attract and retain clients could be adversely affected if India does not successfully meet these challenges.

Risks Relating to Litigation

We face substantial litigation risk in the ordinary course of business.

Both prior to and following the GlobeOp acquisition, we face substantial litigation risk from and through our clients and otherwise in the ordinary course of our business. As a service provider, we are subject to potential claims from our clients, some of which pursue relatively high-risk investment strategies, and all of which are subject to substantial market risk. The losses of some of our clients due to insolvency or fraud on the part of the funds or others, could expose us to claims from funds, their managers or their investors seeking compensation from us and/or our clients. We may also be subject to claims for losses or other damages from our clients’ investors, as well as claims such as those from regulators, revenue authorities or other governmental authorities. Even if we are not ultimately found to be liable, defending such claims or lawsuits could be expensive and time consuming, divert management resources, harm our reputation and cause us to incur significant expenses. Furthermore, there can be no assurance that the results of any of these claims will not have a material adverse effect on our business, results of operations or financial condition.

GlobeOp is a defendant in pending litigation relating to several clients for which GlobeOp performed services.

GlobeOp is a defendant in a putative class action litigation relating to losses incurred by investors in Greenwich Sentry L.P. and Greenwich Sentry Partners L.P. as a result of those funds’ investments in funds managed by Bernard Madoff and has also been named as a defendant in two related actions that are subject to arbitration proceedings (collectively, the “Fairfield Greenwich Actions”). The plaintiffs in the Fairfield Greenwich Actions have also asserted claims against multiple other defendants, including the funds’ investment managers, another fund administrator, and the funds’ auditors. These plaintiffs allege that GlobeOp failed to perform its contractual and alleged fiduciary duties and are seeking recovery of their losses in the funds in an indeterminate amount. In addition, several actions (the “Millennium Actions”) have been filed in various jurisdictions or threatened naming GlobeOp as a defendant in respect of claims arising out of valuation agent services performed by GlobeOp related to the Millennium Global Emerging Credit Fund L.P. and Millennium Global Emerging Fund Ltd. (the “Millennium Funds”), including an arbitration proceeding in the United Kingdom on behalf of the Millennium Funds’ investment manager with a yet-to-be-determined claimed amount, a threatened arbitration proceeding in the United Kingdom involving the liquidator on behalf of the Millennium Funds in an amount yet to be determined, and a putative class action in U.S. District Court for the Southern District of New York on behalf of investors in the Millennium Funds asserting claims of $844 million, which is alleged to be the full amount of assets under management by the Millennium Funds at the funds’ peak valuation. These actions arise out of the same set of facts and circumstances described in the criminal and civil complaints filed by the U.S. Department of Justice and U.S. Securities and Exchange Commission, respectively, against the portfolio manager of the Millennium Funds’ investment manager.

We believe that GlobeOp has strong defenses to the Fairfield Greenwich Actions and the Millennium Actions, and we are vigorously contesting these matters. However, litigation is subject to inherent uncertainty and these matters could ultimately be decided against GlobeOp, and we could be required to pay substantial damages, which could have a material adverse effect on our financial condition or results of operations. In addition, some of these actions are arbitration proceedings, which may result in less predictable outcomes than court litigation and are generally not subject to appeal. GlobeOp has also incurred, and we will continue to incur during the pendency of these matters, significant costs, and until resolved these matters will continue to divert the attention of our management and other resources that would otherwise be engaged in other business activities.

Risks Relating to our Indebtedness

As a result of the GlobeOp acquisition, we are more leveraged than we were prior to the acquisition.

To complete our acquisition of GlobeOp, we incurred approximately an additional $900 million of debt. Borrowings under the senior credit facility we entered into in connection with the GlobeOp acquisition now total approximately $1.16 billion. Our substantial indebtedness could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our senior credit facility;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	increase our vulnerability to and limit our flexibility in planning for, or reacting to, change in our business and the industry in which we operate;

•	expose us to the risk of increased interest rates as borrowings under our senior credit facility are subject to variable rates of interest;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

In addition, the agreement governing our senior credit facility contains financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

To service our indebtedness, we require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

We are currently obligated to make periodic interest payments on our senior debt of approximately $50 million annually. Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial financial leverage.

We may be able to incur substantial additional indebtedness in the future because the terms of our senior credit facility do not fully prohibit us or our subsidiaries from doing so. Subject to covenant compliance and certain conditions, our senior credit facility permits us to borrow up to $100 million on a revolving basis and to incur significant additional debt outside of the senior credit facility. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

Restrictive covenants in the agreement governing our senior credit facility may restrict our ability to pursue our business strategies.

The agreement governing our senior credit facility limits our ability, among other things, to:

•	incur additional indebtedness;

•	sell assets, including capital stock of certain subsidiaries;

•	pay dividends;

•	consolidate, merge, liquidate or dissolve;

•	make acquisitions;

•	enter into transactions with our affiliates; and

•	incur liens.

In addition, our senior credit facility includes other covenants which, subject to permitted exceptions, prohibit us from making investments, loans, dispositions and other advances, changing the nature of our business, modifying our organizational documents and prepaying our other indebtedness while indebtedness under our senior credit facility is outstanding. The agreement governing our senior credit facility also requires us to maintain compliance with a specified leverage ratio. Our ability to comply with this ratio may be affected by events beyond our control.

The restrictions contained in the agreement governing our senior credit facility could limit our ability to plan for or react to market conditions, meet capital needs or acquire companies, products or technologies or otherwise restrict our activities or business plans.

A breach of any of these restrictive covenants or our inability to comply with the leverage ratio could result in a default under the agreement governing our senior credit facility. If such a default occurs, the lenders under our senior credit facility may elect to declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable. The lenders also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay outstanding borrowings when due, the lenders under our senior credit facility also have the right to proceed against the collateral, including our available cash, granted to them to secure the indebtedness. If the indebtedness under our senior credit facility were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness.